N  E  W  S    R  E  L  E  A  S  E

CONTACT:
Gregory M. Dearlove
Senior Vice President & Chief Financial Officer
(716) 887-7262

CTG Reschedules 2004 Fourth Quarter
Earnings Announcement to February 28, 2005

BUFFALO, N.Y. - February 23, 2005 - CTG (NYSE: CTG), an international information technology (IT) staffing, solutions and application management company, today announced that it had rescheduled the release of its 2004 fourth quarter and full year results previously scheduled for Wednesday, February 23, 2005 to Monday, February 28, 2005 after the market closes.  CTG has rescheduled the announcement of its fourth quarter and year-end results to provide additional time for the Company's independent auditors to complete their annual financial audit.

The company has also rescheduled its 2004 fourth quarter investor conference call originally scheduled for February 24, 2005 to Tuesday, March 1, 2005 at 11:00 a.m. Eastern Time. CTG Chairman and Chief Executive Officer James R. Boldt will lead the call. Interested parties can dial in to 1-888-428-4474 between 10:45 a.m. and 10:50 a.m., ask for the CTG conference call, and identify James Boldt as the conference chairperson. A replay of the call will be available between 1:00 p.m. Eastern Time March 1, 2005 and 1:00 p.m. Eastern Time March 4, 2005 by dialing 1-800-475-6701 and entering the conference ID number 771836.

Backed by 39 years' experience, CTG provides IT staffing, application management outsourcing, consulting, and software development and integration solutions to help Global 2000 clients focus on their core businesses and use IT as a competitive advantage to excel in their markets. CTG combines in-depth understanding of our clients' businesses with a full range of integrated services and proprietary ISO 9001:2000-certified service methodologies. Our IT professionals based in an international network of offices in North America and Europe have a proven track record of delivering solutions that work. More information about CTG is available on the Web at www.ctg.com.

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Today's news release, along with CTG news releases for the past year, is available on the Web at www.ctg.com.